Exhibit 99.2

Report of Independent Auditors

The Board of Directors
Continuous Computing Corporation

We have audited the accompanying consolidated balance sheets of Continuous Computing Corporation as of September 30, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Continuous Computing Corporation at September 30, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.
ey

San Diego, California
January 7, 2010

CONTINUOUS COMPUTING CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,
	2009	2008
ASSETS
Current assets:
Cash	$7,840,653	$5,972,796
Accounts receivable, net	8,058,149	9,853,699
Inventories	2,306,882	4,814,834
Other current assets	760,067	2,744,324
Total current assets	18,965,751	23,385,653
Property and equipment, net	1,362,095	1,743,871
Goodwill	5,439,619	5,439,619
Intangible assets, net	1,250,023	1,574,525
Other assets	604,753	657,453
Total assets	$27,622,241	$32,801,121

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,566,229	$4,984,495
Payroll related liabilities	2,426,946	2,447,483
Other payables and accrued liabilities	2,711,051	2,703,407
Notes payable - current portion	2,112,863	5,664,531
Deferred revenue	3,190,212	3,122,357
Total current liabilities	14,007,301	18,922,273
Deferred rent	59,244	50,784
Deferred taxes	813,689	668,882
Notes payable - less current portion	198,611	154,805
Preferred stock warrant liability	—	38,436
Commitments
Shareholders’ equity:
Convertible preferred stock, $0.01 par value: 34,850,000 shares authorized; 29,489,230 shares issued and outstanding at September 30, 2009 and 2008; aggregate liquidation preference of $71,121,762 at September 30, 2009 and 2008, respectively	294,894	294,894
Common stock, $0.01 par value: 60,000,000 shares authorized; 10,039,469 and 9,957,268 shares issued and outstanding at September 30, 2009 and 2008, respectively	100,398	99,576
Additional paid-in capital	65,564,017	65,268,032
Accumulated other comprehensive income	1,069,777	994,488
Accumulated deficit	(54,485,690)	(53,691,049)
Total shareholders’ equity	12,543,396	12,965,941
Total liabilities and stockholders’ equity	27,622,241	32,801,121

See accompanying notes.

CONTINUOUS COMPUTING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2009	2008
Revenues	$46,122,163	$55,892,109
Cost of net revenues	21,238,789	29,672,264
Gross profit	24,883,374	26,219,845
Operating expenses:
Research and development	9,207,496	10,722,960
Sales and marketing	10,447,984	11,837,663
General and administrative	4,934,549	5,849,554
Restructuring charge	301,067	193,290
Total operating expenses	24,891,096	28,603,467
Income (loss) from operations	(7,722)	(2,383,622)
Interest income	56,098	53,744
Interest expense	(171,834)	(63,225)
Other expense	(205,824)	(587,622)
Income (loss) before taxes	(329,282)	(2,980,725)
Income tax benefit (expense)	(465,359)	(472,168)
Net income (loss)	$(794,641)	$(3,452,893)

See accompanying notes.

CONTINUOUS COMPUTING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance at September 30, 2007	29,489,230	$294,894	9,622,687	$96,226	$64,899,788	$435,054	$(50,238,156)	$15,487,806
Exercise of common stock options	—	—	334,581	3,350	6,977	—	—	10,327
Series F preferred stock offering costs	—	—	—	—	(5,250)	—	—	(5,250)
Share-based compensation expense	—	—	—	—	366,517	—	—	366,517
Comprehensive loss:
Net loss	—	—	—	—	—	—	(3,452,893)	(3,452,893)
Net change in currency translation	—	—	—	—	—	559,434	—	559,434
Comprehensive loss	—	—	—	—	—	—	—	(2,893,459)
Balance at September 30, 2008	29,489,230	294,894	9,957,268	99,576	65,268,032	994,488	(53,691,049)	12,965,941
Exercise of common stock options	—	—	82,201	822	1,644	—	—	2,466
Share-based compensation expense	—	—	—	—	294,341	—	—	294,341
Comprehensive loss:
Net loss	—	—	—	—	—	—	(794,641)	(794,641)
Net change in currency translation	—	—	—	—	—	75,289	—	75,289
Comprehensive loss	—	—	—	—	—	—	—	(719,352)
Balance at September 30, 2009	29,489,230	$294,894	10,039,469	$100,398	$65,564,017	$1,069,777	$(54,485,690)	$12,543,396

CONTINUOUS COMPUTING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2009	2008
Operating activities
Net loss	$(794,641)	$(3,452,893)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,245,432	1,533,233
Amortization	324,502	411,355
Deferred taxes	157,800	204,386
Share-based compensation expense	294,341	366,517
Revaluation of preferred stock warrant liability	(38,436)	(157,253)
Loss on sale of equipment	1,200	4,445
Changes in operating assets and liabilities:
Accounts receivable, net	1,795,550	(180,102)
Inventories	2,507,952	472,156
Other current assets and other assets	2,036,957	(1,173,443)
Accounts payable	(1,418,266)	(954,716)
Payroll related liabilities	(20,537)	(68,793)
Other payables and accrued liabilities	(5,349)	328,456
Deferred revenue	67,855	957,842
Deferred rent	8,460	(14,443)
Net cash provided by (used in) operating activities	6,162,820	(1,723,253)

Investing activities
Purchases of property and equipment	(865,655)	(1,102,375)
Proceeds from sale of equipment	799	340
Acquisition of ESP	—	(400,840)
Net cash used in investing activities	(864,856)	(1,502,875)

Financing activities
Payments on notes payable	(44,780,256)	(22,487,932)
Proceeds from issuance of notes payable	41,272,394	22,322,908
Proceeds from exercise of common stock options	2,466	10,332
Offering costs from issuance of Series F preferred stock	—	(5,250)
Net cash used in financing activities	(3,505,396)	(159,942)

Net increase (decrease) in cash and cash equivalents	1,792,568	(3,386,070)
Effect of exchange rate changes	75,289	559,429
Cash and cash equivalents at beginning of year	5,972,796	8,799,437
Cash and cash equivalents at end of year	$7,840,653	$5,972,796

See accompanying notes.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Description of Business

Continuous Computing Corporation (“Continuous Computing” or the “Company”) was incorporated in Delaware on February 3, 1998. The Company is a provider of high availability network service-ready system solutions for telecommunication equipment companies. Continuous Computing's target markets include voice-over-packet and wireless. Continuous Computing provides integrated hardware, software, and services for customers to rapidly develop and deploy telecommunications central-office applications.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries in the United States, United Kingdom, South Korea, Japan, China, and India. Significant intercompany accounts and transactions have been eliminated in consolidation. The functional currency of all the subsidiaries is each respective subsidiaries local currency. The Company realized a net transaction loss of $303,544 for the year ended September 30, 2009 and a net transaction gain of $559,429 for the year ended September 30, 2008, for transactions denominated in currencies other than the US Dollar. As of September 30, 2009, the Company has a cumulative unrealized translation gain of $1,069,777 as other comprehensive income.

Basis of Presentation

Since inception, and through September 30, 2009, the Company has an accumulated deficit of $54,485,690. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern as management believes the Company has sufficient cash on hand and availability under existing lines of credit to fund its operations through September 30, 2010. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business.

The Company has evaluated subsequent events that have occurred through January 7, 2010, which is the date of issuance of these financial statements. During this period, the Company did not have any material recognizable subsequent events.

Reclassification

Certain reclassifications have been made to prior period balances in order to conform to the current periods' presentation. The Company has reclassified $903,964 related to Value Added Tax (“VAT”) contained in the caption “Other payables and accrued liabilities” to the caption “Other current assets” to conform to the manner in which these balances are settled with the taxing authorities. This presentation is consistent with the presentation as of September 30, 2009.

Revenue Recognition

Revenue generated from telecommunication hardware equipment sales is generally recognized upon shipment to the customer. In certain situations, revenue for products that have not previously satisfied customer acceptance requirements is recognized after such requirements are met and the Company defers such revenue until it has demonstrated that it has met the specifications. Equipment installation is generally performed by the customer.

Revenues generated from multiple element arrangements including perpetual software license, warranty (maintenance) and training are recognized using the residual method. Perpetual software license fees are recognized when a contract exists, the fee is fixed and determinable, software delivery has occurred, and collection of the receivable is deemed probable. Maintenance-related fees are deferred and recognized over the maintenance term based on the related objective evidence of fair value. Training related fees are deferred and recognized over the period that training is provided, which is generally three months. Maintenance-related and training fees are valued based on the related Vendor Specific Objective Evidence (“VSOE”) of fair value. The Company has established VSOE based on prices charged to customers for stand alone purchases of maintenance and training in subsequent years; however, the purchase of maintenance agreements is not required to utilize the licensed software.

Consulting services are recognized as the related services are performed and collectibility is deemed probable, provided the services are not essential to the functionality of the related products. If consulting services are included in a multiple element arrangement including perpetual software licenses, revenue for both the consulting services and the related software products is recognized

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

using the percentage completion method. The Company uses labor hours as the input measure in relation to the estimated total amount of labor hours to complete the engagement. Further, all elements for which the Company maintains VSOE of fair value are deferred from revenue recognition, and recognized as revenue pursuant to their individual service period.

The Company licenses rights to use portions of its intellectual property portfolio. Licensees typically pay a license fee in one installment and ongoing royalties based on their sales of products incorporating or using the Company's licensed intellectual property. License fees are recognized when all revenue recognition criteria are met and no future obligations exist. The Company earns royalties on such licensed products sold worldwide by its licensees at the time that the licensees' sales occur. The Company's licensees, however, do not report and pay royalties owed for sales in any given quarter until after the conclusion of that quarter. The Company recognizes royalty revenues based on royalties reported by licensees and when other revenue recognition criteria are met.

Cash

The Company maintains cash accounts with certain banks. The Company considers all liquid investments with original maturities of ninety days or less when purchased to be cash.

Concentration of Credit Risk

A relatively small number of customers account for a significant percentage of the Company's revenues. The Company expects that the sale of its products to a limited number of customers may continue to account for a high percentage of revenues for the foreseeable future. The Company's revenues for the year ended September 30, 2009 include sales to one significant customer, which represents approximately 40% of total revenues. The Company's revenues for the year ended September 30, 2008 include sales to two significant customers, which represent approximately 37% and 15%, respectively, of total revenues.

At September 30, 2009, two customers comprised 42% and 11%, respectively, of the Company's accounts receivable balance. At September 30, 2008, two customers comprised 38% and 15%, respectively, of the Company's accounts receivable balance.

Credit is extended based on an evaluation of the customer's financial condition. Based on historical information and management's assessment of credit losses, an allowance for doubtful accounts of $46,072 and $57,054 has been recorded as of September 30, 2009 and 2008, respectively.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash with high credit-quality financial institutions. The Company invests its excess cash in money market funds that invest primarily in bills, notes, and bonds issued by the U.S. Treasury, U.S. government guaranteed repurchase agreements fully collateralized by U.S. Treasury obligations, and U.S. government guaranteed securities. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity. To date, the Company has not experienced significant losses on any of these financial instruments.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (three to five years). Tenant improvements are amortized over the lesser of the estimated useful life of the improvement or the remaining term of the lease.

Internally Developed Software

The Company capitalizes costs incurred, when significant, in the development of specific computer software products after establishment of technological feasibility, whether it be for costs to develop software for internal use or software to be sold, leased, or otherwise marketed. There have been no such costs capitalized to date as the costs incurred during the period between technological feasibility to general release have not been significant.

Impairment of Goodwill and Long-Lived Assets

The Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company tests goodwill for impairment annually using a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. If the carrying amount of the goodwill exceeds the reporting unit's fair value, the Company then performs the second step of the goodwill impairment test to determine the amount of the impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

For the Company's goodwill, the Company primarily utilizes an income approach that includes the discounted cash flow method to determine fair value. The discounted cash flow method determines fair value based on the present value of projected cash flows over a specific projection period and a residual value related to future cash flows beyond the projection period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Losses on firm purchase commitments are based on the excess of the cost of future materials above the estimated market price of the goods.

Fair Value of Financial Instruments

Effective October 1, 2008, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provisions of the accounting guidance with respect to its financial assets and liabilities only.

The Company does not hold any financial assets or liabilities as of September 30, 2009 that are required to be measured at fair value on a recurring basis in accordance with the adoption of the revised guidance.

The guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The adoption of this statement did not have a material impact on the Company's results of operations and financial condition.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments shall be reported, net of their related tax effect, to arrive at comprehensive loss.

Warranty Costs

The Company provides a warranty on its products for a period that generally extends one year from the date of shipment to customers. The Company recognizes warranty expense upon recognition of related revenues based upon management's estimate of future warranty costs during the corresponding warranty period. The Company accrues for warranty costs as part of its cost of revenues based on associated material product costs and associated labor and overhead. Accrual for warranty costs is included in other payables and accrued liabilities.

The following table summarizes the activity related to warranty reserves and is included in the caption “Other payables and accrued liabilities”:

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	September 30,
	2009	2008
Balance at beginning of year	$835,834	$1,035,526
Charges to expense	458,358	452,893
Usage of reserve	(354,833)	(652,585)
Balance at end of year	$939,359	$835,834

Inventories

Inventories are stated at the lower of cost (determined on a standard-cost basis) or market, costs being determined on a first-in first-out basis.

	September 30,
	2009	2008
Raw materials	$2,242,364	$3,532,611
Work-in-process	64,518	933,438
Finished goods	—	348,785
Inventories	$2,306,882	$4,814,834

Intangible Assets

Intangible assets consist of the following:

		September 30,
	Useful Lives	2009	2008
Purchased intangibles	15 years	$2,230,041	$2,230,041
Manufacturing rights and intellectual property	3 years	855,000	855,000
		3,085,041	3,085,041
Accumulated depreciation and amortization		(1,835,018)	(1,510,516)
		$1,250,023	$1,574,525

Total amortization expense of intangible assets amounted to $324,502 and $411,355 for the years ended September 30, 2009 and 2008, respectively. The future minimum amortization expense over the following five years is as follows:

Amortization Expense
2010	$159,781
2011	148,669
2012	148,669
2013	148,669
2014	148,669
Thereafter	495,566
Total	$1,250,023

Share-Based Compensation

Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite service period. The Company has no awards with market or performance conditions.

Share-based compensation expense recognized in the Company's statement of operations for the year ended September 30, 2009 included compensation expense for share-based payment awards granted subsequent to September 30, 2006 based on the grant date estimated fair value. For share awards granted during the years ended September 30, 2009 and 2008, expenses are amortized under the straight-line method. As share-based compensation expense recognized in the statement of operations for the years ended

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

September 30, 2009 and 2008 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company accounts for share-based compensation awards granted to non-employees by determining the fair value of the share-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or (2) the date at which the counterparty's performance is complete. The Company did not record share-based compensation related to the issuance of non-employee awards for the years ended September 30, 2009 and 2008.

Recently Issued Accounting Standards

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which is effective for fiscal years beginning after December 31, 2007. In December 2008, the FASB issued FASB Staff Position (“FSP”) No. FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (“FSP 48-3”), which further delays the effective date of FIN 48 until fiscal years beginning after December 15, 2008. The purpose of FIN 48 is to clarify and set forth consistent rules for accounting for uncertain tax positions in accordance with SFAS 109, Accounting for Income Taxes. The cumulative effect of applying the provisions of this interpretation are required to be reported separately as an adjustment to the opening balance of retained earnings in the year of adoption. Management is in the process of reviewing and evaluating FIN 48, and therefore, the ultimate impact of its adoption is not yet known.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure eligible financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 was effective for the Company on January 1, 2008, and the Company did not elect to re-measure any of its existing financial assets or financial liabilities under the provision of SFAS 159.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS 141R”). SFAS 141R amends SFAS No. 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquisition. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008, and will be applied prospectively. The impact on the Company's adoption of SFAS 141R will depend on the structure of the acquisitions in future periods.

In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delayed the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the Company's fiscal 2010. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not hold any financial assets or liabilities as of September 30, 2009 that are required to be measured at fair value on a recurring basis in accordance with SFAS 157.

In June 2008, the FASB issued Emerging Issues Task Force (“EITF”) No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock (“EITF No. 07-5”), which addresses the accounting for certain instruments as derivatives under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”). Under this new pronouncement, specific guidance is provided regarding requirements for an entity to consider embedded features as indexed to the entity's own stock. EITF No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of EITF No. 07-5 on its consolidated financial statements.

In May 2009, the FASB issued SFAS 165, Subsequent Events (“SFAS 165”). SFAS 165 is intended to establish general standards of accounting for, and disclosure, of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of this statement did not have a material impact on the Company's results of operations or financial condition.

In September 2009, the FASB issued EITF No. 08-1, Revenue Arrangements with Multiple Deliverables (“EITF 08-1”), and EITF

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

09-3, Certain Revenue Arrangements that Include Software Elements (“EITF 09-3”), ratified authoritative accounting guidance regarding revenue recognition for arrangements with multiple deliverables. The guidance affects the determination of separate units of accounting in arrangements with multiple deliverables and the allocation of transaction consideration to each of the identified units of accounting. Previously, a delivered item was considered a separate unit of accounting when it had value to the customer on a stand- alone basis and there was objective and reliable evidence of the fair value of the undelivered items. The new guidance eliminates the requirement for objective and reliable evidence of fair value to exist for the undelivered items in order for a delivered item to be treated as a separate unit of accounting. The guidance also requires arrangement consideration to be allocated at the inception of the arrangement to all deliverables using the relative-selling-price method and eliminates the use of the residual method of allocation. Under the relative selling price method, the selling price for each deliverable is determined using VSOE of selling price or third-party evidence of selling price if VSOE does not exist. If neither VSOE nor third-party evidence of selling price exists for a deliverable, the guidance requires an entity to determine the best estimate of the selling price. The Company is currently evaluating the impact of EITF 08-1 and EITF 09-3 on its consolidated financial statements.

Supplemental Statement of Cash Flows Disclosures

	September 30,
	2009	2008
Supplemental information
Interest paid	$171,834	$53,241
Domestic and foreign tax paid	$315,056	$107,961

Sale and disposal of equipment:
Equipment	$(15,197)	$(74,037)
Accumulated depreciation	13,198	69,252
Proceeds	799	340
Loss on sale of equipment	$(1,200)	$(4,445)

Deferred tax adjustment:
Other payables and accrued liabilities	$(12,993)	$(91,000)
Deferred taxes	(137,310)	(151,990)
Income tax expense	$(150,303)	$(242,990)

2.     Restructuring Charges

In 2007, the Company moved a substantial portion of its manufacturing and assembly operations from its headquarters to its Shenzhen, China, facility. In 2008 and 2009, the Company continued to restructure its production operations primarily in China to optimize is production operations.

The restructuring charges are as follows:

	Year Ended September 30,
	2009	2008
Severance costs and other	$301,067	$193,290

The following summarizes the activity of the Company's accrued restructuring charges liability:

Balance at September 30, 2007	$26,996
Charges	193,290
Cash payments	(210,686)
Balance at September 30, 2008	9,600
Charges	301,067
Cash payments	(280,526)
Balance at September 30, 2009	$30,141

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3.     Property and Equipment

Property and equipment consist of the following:

		September 30,
	Useful Lives	2009		2008
Office furniture, fixtures, and equipment	3 - 5 years	$5,914,560	5,914,560	$5,318,249
Software	2 years	2,761,872		2,513,560
Leasehold improvements	Remaining lease term or 5 years	320,761		314,926
		8,997,193		8,146,735
Accumulated depreciation and amortization		(7,635,098)		(6,402,864)
		$1,362,095		$1,743,871

Total depreciation expense of property and equipment amounted to $1,245,432 and $1,533,233 for the years ended September 30, 2009 and 2008, respectively.

4.     Advertising Costs

Advertising costs are expensed as incurred and totaled $551,067 and $748,448 for the years ended September 30, 2009 and 2008, respectively.

5.     Acquisition

In July 2008, the Company acquired certain assets and assumed certain liabilities of Embedded Solutions Partners (“ESP”), a value-added provider of embedded software, products, and services. The Company paid cash consideration of $400,000 in cash upon closing. The acquisition will be accounted for as a purchase of a business, and accordingly, the total purchase price is allocated to the acquired assets and liabilities assumed at their estimated fair values. The Company's consolidated financial statements include the financial results of ESP from August 2008 forward.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition. Based on management's review of the tangible and intangible assets and liabilities of the acquisition, the purchase price was allocated as follows:

Accounts receivable	$262,623
Goodwill	737,101
Total assets acquired	999,724
Accounts payable assumed	(458,675)
Payroll related liabilities assumed	(140,209)
Net assets acquired	$400,840

The purchase agreement also provided for contingent consideration to be paid on acquisition related revenues exceeding $2,500,000 and gross profit margin of at least 30% from the closing date to December 31, 2008 of $100,000, revenues exceeding $3,500,000 and gross profit of 40% from January 1, 2009 through an including June 30, 2009 of $100,000, and revenues exceeding $4,500,000 and gross profit margin of at least 45% from July 1, 2009 through and including December 31, 2009 of $150,000. Any contingent payments made will be recorded as compensation. Contingent consideration payable to employee shareholders that is contingent upon continuing employment will be expensed over any remaining earn-out period as compensation when the payment become probable. As of September 30, 2009, the Company has not paid any contingent consideration for or related to the December 31, 2008 or June 30, 2009 measurement periods. At September 30, 2009, the Company assessed the milestones and determined that the additional consideration of payment was not probable and no accrual was made. The Company will reassess the probability of achievement at each future reporting period until the earn-out provisions are met or the earn-out period terminates.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.     Debt

In July 2009, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with a bank. The Loan Agreement provides for an accounts receivable line of credit of up to $5,000,000, subject to certain borrowing base limitations and excludes any financial covenants. Borrowing under this line of credit accrues interest at the bank's prime rate plus 0.75% (4.75% at September 30, 2009). At September 30, 2009, $2,004,530 was outstanding under the loan agreement.

In addition, in July 2009, the Company negotiated its existing equipment line of credit of $325,000 at the bank's prime plus 3% (7.0% at September 30, 2009). At September 30, 2009, $306,944 was outstanding and zero was available for borrowing on this line of credit. The Company is required to pay monthly interest payments and principal payments through July 2012.

Principal maturities on the above notes are as follows for the years ended September 30:

2010	$2,112,863
2011	108,333
2012	90,278
Total	$2,311,474

All borrowings under the agreement with the bank are collateralized by substantially all of the Company’s assets.

The Loan Agreement contains a material adverse change clause. The Company believes the likelihood of triggering the material adverse change clause is remote and has therefore classified the payments due in excess of one year from September 30, 2009 periods as long term.

In February 2009, the Company entered into a Second Amendment to the Second Amended and Restated Loan and Security Agreement with its previous bank (the “Amended Agreement”). The Amended Agreement renewed the accounts receivable line of credit of up to $6,000,000, subject to certain borrowing base limitations, and included two financial covenants to (i) maintain a $1,000,000 cash balance and (ii) a minimum adjusted tangible net worth (defined as stockholders' equity minus intangible assets, plus any noncash expense associated with stock-based compensation and preferred stock warrants, determined in accordance with GAAP) of $5,000,000. In addition, the Amended Agreement provided an additional $500,000 in equipment facility. The Amended Agreement would have expired in February 2010. Interest accrues at LIBOR plus 5.25% for the accounts receivable line of credit and LIBOR plus 5.25% for the capital facility. The Company is required to pay monthly principal and interest payments through March 2013 for any amounts borrowed on the equipment facility. During 2009 and 2008, the Company had violated certain financial covenants under the Amended Agreement for which the Company had obtained covenant violation waivers from the bank. The Company terminated and closed the Amended Agreement in August 2009.

7.     Commitments and Contingencies

The Company leases its facility and other equipment under operating lease arrangements. In April 2009, the Company exercised a renewal option for an additional 60 months to lease facility and office space for its world-wide headquarters, whereby the lease will expire in July 2014. In addition, the Company entered into an agreement to lease facilities in Japan commencing in April 2009, for 41 months, whereby this lease will expire in September 2012.

Facilities rent and operating lease expenses were $1,374,453 and $1,432,183 for the years ended September 30, 2009 and 2008, respectively.

Future minimum lease payments for all leases with initial terms of one year or more are as follows at September 30, 2009:

Operating Leases
2010	$1,393,692
2011	1,170,622
2012	712,860
2013	337,702
2014	287,830
Total	$3,902,706

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

8.     Stockholders' Equity

Preferred Stock

Series A, B, C, D, E, and F preferred stock authorized, issued, and outstanding and aggregate liquidation preference as of September 30, 2009 are as follows:

	Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Preference
Series A	3,400,000	2,743,148	$480,051
Series B	2,500,000	1,996,680	599,004
Series C	3,150,000	2,908,526	5,089,921
Series D	8,300,000	8,088,144	28,955,556
Series E	7,500,000	6,541,193	20,997,230
Series F	10,000,000	7,211,539	15,000,000
	34,850,000	29,489,230	$71,121,762

Holders of Series A, B, C, D, E, and F preferred stocks are entitled to non-cumulative cash dividends at an annual rate of 6.0% per share, when and if such dividends are declared. In the event of liquidation of the Company, the holders of Series A, B, C, D, E, and F preferred stock are entitled to a liquidation preference equal to the issue price of $0.175, $0.30, $1.75, $3.58, $3.21, and $2.08 per share, respectively, plus any declared but unpaid dividends on such shares. At the option of the holder, the Series A, B, C, D, E, and F preferred shares are convertible into common stock on a one-for-one basis, subject to adjustments for antidilution. Pursuant to the Amended and Restated Certificate, the acquisition of Trillium and the issuance of Series E and F preferred stock resulted in adjustments to the conversion price of the Series D and E preferred stock. As of September 30, 2009, all shares of Series D and E preferred stock are convertible into 1.178 and 1.115 shares of common stock, respectively.

All shares of the Series A, B, and C preferred stock shall automatically be converted into shares of common stock at the applicable conversion price then in effect for such series upon the earlier of (i) immediately prior to the closing of the Company's sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, (an “IPO”), in which the public offering price per share is not less than four times the then current conversion price of the Series C preferred stock and with an aggregate offering price of at least twenty million dollars ($20,000,000), or (ii) the date specified by written consent or agreement of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of the Series C preferred stock.

All shares of the Series D, E, and F preferred stock shall automatically be converted into shares of common stock at the conversion price then in effect for the Series D, E, or F preferred stock, respectively, immediately upon the earlier of (i) immediately prior to the closing of the Company's sale of its common stock in an IPO with an aggregate offering price of at least fifty million dollars ($50,000,000), or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of the Series D, E, or F preferred stock, respectively.

Each share of Series A, B, C, D, E, and F preferred stock is entitled to one vote for each share of common stock into which it could be converted. The holders of Series A, B, and C preferred stock (as a single class) are entitled to elect one member of the Board of Directors; the holders of Series D preferred stock are entitled to elect one member of the Board of Directors; the holders of Series E preferred stock are entitled to elect one member of the Board of Directors; the holders of Series F preferred stock are entitled to elect one member of the Board of Directors; the holders of the common stock are entitled to elect two members of the Board of Directors; and the holders of Series D preferred stock and common stock (voting together as a separate class) are entitled to elect two members of the Board of Directors.

Preferred Stock Warrants

In June 2004, the Company issued warrants to purchase a total of 934,580 shares of Series E preferred stock at $3.21 per share in connection with the Series E preferred stock financing in June 2004. The warrants vest immediately and expire in June 2009. In June 2009, the Series E preferred stock warrants expired. None of the Series E preferred stock warrants were exercised.

The Company did not issue warrants to purchase Series F preferred stock in connection with the Series F preferred stock financing in 2007.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company accounts for warrants for preferred shares as liabilities. The Company adjusts the carrying value of such warrants to their estimated fair value at each reporting date. Increases or decreases in the fair value of such warrants are recorded as other income or expense in the consolidated statements of operations. The Company recorded $38,436 and $157,253 to other income for the change in fair value for the preferred stock warrant liability for the years ended September 30, 2009 and 2008, respectively.

Stock Options

In September 1998, the Company adopted its Stock Incentive Plan (the “Plan”) under which employees, directors, and consultants may be granted options and stock purchase rights to purchase common shares. The Plan, as amended, provides for the grant of up to 11,204,000 incentive and non-statutory stock options, stock bonuses, and restricted stock. Options granted under the Plan generally expire in five to ten years and no later than ten years from the date of grant (five years for a 10% stockholder).

Options generally vest and become fully exercisable over a period of four years. The exercise price of incentive stock options must be equal to at least the fair value of the Company's common stock on the date of grant, and the exercise price of non-statutory stock options may be no less than 85% of the fair value of the Company's common stock on the date of grant. The exercise price of any option granted to a 10% stockholder may be no less than 110% of the fair value of the Company's common stock on the date of grant.

In March 2009, the Company instituted a stock option re-pricing program for the Company's employees (the “Re-Pricing Program”). Under the terms of the Re-Pricing Program, the Company employees who qualify for the program may surrender their existing stock options and receive a new option in April 2009 with an exercise price of $0.05 per share for the same number of shares surrendered. A total of 1,626,350 common shares are subject to the Re-Pricing Program of which 1,486,250 common shares were exchanged. The vesting of the stock options subject to the Re-Pricing Program will be 1/48th of the grant monthly. The Company accounted for the Re-Pricing Program as a modification of the original award whereby the incremental value of $63,857 of the unvested awards which were modified will be expensed over the remaining service period.

The following table summarizes stock option activity through September 30, 2009:

	Total Options	Weighted-Average Exercise Price
Balance at September 30, 2007	10,970,110	$0.07
Granted	2,676,650	$0.25
Exercised	(335,058)	$0.03
Cancelled	(1,584,733)	$0.15
Balance at September 30, 2008	11,726,969	$0.10
Granted	2,804,250	$0.06
Exercised	(82,201)	$0.03
Cancelled	(3,096,254)	$0.20
Balance at September 30, 2009	11,352,764	$0.05

The weighted-average grant-date fair value of options granted during the years ended September 30, 2009 and 2008 was $0.03 and $0.18, respectively. During the years ended September 30, 2009 and 2008, the Company recorded share-based compensation cost for employees of $294,341 and $366,517, respectively. During the year ended September 30, 2009, the Company recognized share-based compensation costs as follows:

	September 30,
	2009	2008
Cost of net revenues	$17,596	$2,620
Research and development	107,104	81,757
Sales and marketing	35,140	165,293
General and administrative	134,501	116,847
Total	$294,341	$366,517

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

As of September 30, 2009, the Company estimates that there is $408,449 in total unrecognized compensation costs related to unvested employee stock option agreements, which is expected to be recognized over a weighted-average period of 2.7 years. The total intrinsic value of options exercised during the years ended September 30, 2009 and 2008 was zero and zero, respectively.

Since the Company has a net operating loss carryforward as of September 30, 2009, no excess tax benefits for the tax deductions related to share-based awards were recognized in the consolidated statement of operations. Additionally, no incremental tax benefits were recognized from stock options exercised in the year ended September 30, 2009 that would have resulted in a reclassification to reduce net cash provided by operating activities with an offsetting increase in net cash provided by financing activities.

The Company reviewed and updated its forfeiture rate, expected term, risk-free rate, and volatility assumptions. The weighted average expected option term for the years ended September 30, 2009 and 2008 reflects the application of the simplified method. The simplified method defines the life as the average of the contractual term of the options and the weighted-average vesting period for all option tranches. Estimated volatility for the years ended September 30, 2009 and 2008 reflects the historical volatility of similar entities whose share prices are publicly available. The fair value of each option or restricted stock grant is estimated on the date of grant using the Black-Scholes method with the following assumptions:

	September 30,
	2009	2008
Expected option life in years	6.00	6.50
Risk-free interest rate	2.51%	2.88%
Expected volatility	49.75%	50.30%
Expected dividend yield	—%	—%

At September 30, 2009 1,304,692 shares were available for future grants.

Common Shares Reserved for Issuance

Common shares reserved for future issuance are as follows:

	September 30,
	2009	2008
Series A	2,743,148	2,743,148
Series B	1,996,680	1,996,680
Series C	2,908,526	2,908,526
Series D	9,519,745	9,519,745
Series E	7,293,430	7,293,430
Series F	7,211,539	7,211,539
Series E warrants	—	1,041,526
Stock options outstanding and available for future grant	12,657,456	12,733,157
	44,330,524	45,447,751

9.     Employee Retirement Plan

During the year ended September 30, 2001, the Company adopted a 401(k) defined contribution retirement plan (the “Plan”) covering all employees who have completed one month of service. Participants may contribute 100% of annual compensation up to the annual Internal Revenue Service maximum. During the years ended September 30, 2009 and 2008, the Plan specifies an employer matching contribution of 50%. Participants vest in employer contributions over four years at a rate of 25% for each year of service. Unvested employer contributions are forfeited by the employee and used by the employer as future employer matching contributions. Employer contributions to the Plan totaled $187,473 and $159,418 for the years ended September 30, 2009 and 2008, respectively.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.     Income Taxes

The components of income tax (benefit) expense for the years ended September 30, 2009 and 2008, are as follows:

	September 30,
	2009	2008
Current taxes:
Federal and state	$12,993	$91,000
Foreign	315,056	267,783
Federal and state deferred taxes	137,310	113,385
Total (benefit) expense	$465,359	$472,168

At September 30, 2009, the Company had federal and California tax net operating loss carryforwards of approximately $37,171,000 and $18,853,000, respectively, which will begin to expire in 2018 and 2010, respectively, unless previously utilized. The Company also has federal research and development tax credit carryforwards of $2,137,000 that will begin to expire in 2018. The Company has California R&D tax credits of $2,354,000 that carry forward indefinitely The Company also has foreign tax credits of $822,000 which will begin to expire in 2014 unless utilized.

Significant components of the Company's deferred tax assets are shown below. A valuation allowance of $24,065,000 in 2009 and $16,953,000 in 2008 has been recognized to offset the deferred tax assets as realization of such assets has not met the more likely than not threshold under SFAS 109.

	September 30,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$14,089,000	$6,049,000
Research and development	3,667,000	3,538,000
Foreign tax credit	822,000	745,000
Deferred revenue	2,218,000	1,151,000
Capitalized research credits	1,203,000	3,065,000
Other, net	2,066,000	2,405,000
Total deferred tax assets	24,065,000	16,953,000
Valuation allowance for deferred tax assets	(24,065,000)	(16,953,000)
Deferred tax liabilities:
Goodwill	(814,000)	(676,000)
Net deferred tax liabilities	$(814,000)	$(676,000)

Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss carryforwards may be limited in the event of a cumulative change in ownership of more than 50% within a three-year period.

The Company has income tax holidays for both its India and China operations. The Indian income tax holiday will formally expire during the fiscal year ending September 30, 2010, whereby the Company has a 100% income tax holiday. However, it is subject to Minimum Alternative Tax (“MAT”) of approximately 13% on the India operating income. MAT paid is subject to a tax credit for corporate income tax, if the Indian subsidiary pays Indian corporation income tax. The tax credit has been fully reserved and is included in the Company's valuation allowance. The Chinese tax holiday begins the year after the Chinese subsidiary's first year of profitability. The Chinese subsidiary will receive a 100% income tax holiday for the first two years after the first year of profitability. Then for the following three years, the Chinese subsidiary will receive a 50% income tax holiday. The Chinese subsidiary tax holiday began on October 1, 2008 as the Company's Chinese subsidiary's first year following the first year of profitability is during the Company's fiscal year ending September 30, 2009.